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EXECUTION COPY

                                                                   EXHIBIT 10.48

                                Second amendment
                                       TO
                        TRANSFER AND SERVICING AGREEMENT

     This SECOND AMENDMENT (this "Amendment") TO TRANSFER AND SERVICING AGREEMENT is made as of October 31, 2002 by and among SPIEGEL CREDIT CORPORATION III, as Seller, FIRST CONSUMERS NATIONAL BANK, as Servicer and SPIEGEL CREDIT CARD MASTER NOTE TRUST, as Issuer.

                               W I T N E S S E T H

     WHEREAS, the parties hereto have entered into the Transfer and Servicing Agreement, dated as of December 1, 2000, as amended (the "Transfer and Servicing Agreement");

     WHEREAS, MBIA Insurance Corporation ("MBIA"), Spiegel Credit Corporation III, Spiegel, Inc. ("Spiegel"), Spiegel Acceptance Corporation and First Consumers National Bank ("FCNB"), have entered into the letter agreement dated May 16, 2002, (together with all exhibits and supplements thereto the "Letter Agreement"); and

     WHEREAS, in accordance with the terms of the Letter Agreement, the parties have agreed to amend the Transfer and Servicing Agreement as hereinafter provided.

     NOW THEREFORE, in consideration of the Letter Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Transfer and Servicing Agreement.

     Section 1. Amendments.

          (a) Article VII shall be amended by changing the caption thereof to read in its entirety "SERVICER DEFAULTS AND SERVICER TERMINATION EVENTS"

          (b) The heading and the phrase preceding clause (a) of Section 7.1 shall be amended to read in its entirety as follows:

                "Section 7.1. Servicer Defaults and Servicer Termination Events.
          (X) If any one of the following events (a "Servicer Default") shall occur and be continuing:".

          (c)   A new Section 7.1(Y) shall be added following clause (d) of
     Section 7.1(X) as follows:

                "(Y). If any one of the following events (a "Servicer Termination Event" shall occur and be continuing:

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               (a)  FCNB is not sold, disposed of, or otherwise liquidated
                    (whether by sale of its ownership interests or substantially all of its assets) on or before December 15, 2002 (the "Disposition Date") in a manner that is acceptable to MBIA Insurance Corporation ("MBIA"); provided that if the Office of the Comptroller of the Currency extends the date by which FCNB must be sold, disposed of, or otherwise liquidated to a date beyond December 31, 2002, the Disposition Date shall be fifteen (15) days prior to the date of such extension; or

               (b) FCNB shall be dissolved, liquidated or cease to be 100% owned by Spiegel except (i) pursuant to a sale, disposition or liquidation meeting the requirements of clause (a) above or (ii) with the prior written consent of MBIA; or

               (c) the ratio of Tangible Equity to total assets of FCNB is less than 20%; where Tangible Equity means the remainder of total equity less intangible assets (in each case as shown on the monthly financial statements of FCNB and calculated in accordance with US Generally Accepted Accounting Principles); or

               (d) managed assets (i.e., assets owned or serviced by FCNB) of FCNB in excess of 10% in the aggregate of FCNB's total managed assets are sold, transferred or otherwise disposed of, including, without limitation, to any affiliate of FCNB, without the prior written consent of MBIA, excluding the transfer of receivables in the ordinary course of business pursuant to the Receivables Purchase Agreement; or

               (e) the Servicer shall change or amend the Charge Account Agreements or Charge Account Guidelines with respect to the private label portfolio in any material respect without the prior written consent of MBIA, which consent shall not be unreasonably withheld, conditioned or delayed; or

               (f) any quarterly servicing audit conducted by or on behalf of MBIA shall reveal that the Servicer has failed to comply in any material respect with the Charge Account Guidelines or the Conditions Precedent Documents and such failure shall not be cured within 30 days of such audit as determined by MBIA by means

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                    of a follow up audit and is not otherwise deemed cured by
                    MBIA; or

                (g) FCNB shall have Liquid Assets in an amount less than the greatest of (i) 12% of its Total Assets, (ii) $15,000,000 and (iii) 35% of the sum of (a) Deposit Liabilities, (b) Operating Expenses, (c) Accounts Payable, (d) Accrued and Other Liabilities, and (e) Debt or other Borrowings, in each case maturing in less than 90 days; where "Liquid Assets" for the purpose of clause (i) above means as of the end of any calendar month, the sum of (a) cash, (b) cash equivalents, and (c) repurchase agreements (in each case as shown on the monthly financial statements of FCNB and calculated in accordance with US Generally Accepted Accounting Principles); for the purpose of clause (ii) above means as of the end of any calendar month, the sum of (a) cash and (b) cash equivalents (in each case as shown on the monthly financial statements of FCNB and calculated in accordance with US Generally Accepted Accounting Principles) and for the purpose of clause (iii) means the sum of (a) bank deposits (excluding deposits in transit and outstanding checks) and (b) for purposes of this calculation only, the amount of cash on deposit at Deutsche Bank Trust Company Americas being held pursuant to Article I, Section 7(i) of the Consent Order dated May 14, 2002 between FCNB and the Office of the Comptroller of the Currency to the extent such amount relates to Deposit Liabilities maturing in less than 90 days; or

                (h) FCNB shall assign or delegate its duties or obligations as
                    Servicer under the Transaction Documents without the prior written consent of MBIA;

          (d)   The first sentence of the undesignated paragraph concluding
     Article VII and now following Section 7.1(Y) shall be amended to read as follows:

                    "then, so long as any such Servicer Default or Servicer
                Termination Event shall not have been remedied, either the Indenture Trustee, or the Noteholders holding more than 50% of the aggregate outstanding principal amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and except as otherwise provided herein, the obligations of the Servicer as Servicer under this

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                Agreement and in and to the Receivables and the proceeds
                thereof."

          (e) The first parenthetical in the second sentence of Section 7.2(a) shall be amended to read as follows:

               "(with the consent of the Noteholders holding more than 50% of the aggregate outstanding principal amount of the Notes, and with prior written notice to the Rating Agencies)"

     Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Officer's Certificate. The Seller shall have delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate, dated the date hereof, stating that the Seller reasonably believes that this Amendment will not have an Adverse Effect.

          (b) Rating Agency Condition. The Rating Agency Condition shall have been satisfied.

    Section 3. References. On and after the effective date of this Amendment, each reference in the Transaction Documents to the "Transfer and Servicing Agreement" shall mean and be a reference to the Transfer and Servicing Agreement as amended hereby.

     Section 4. Full Force and Effect. Except as specifically amended above, the Transfer and Servicing Agreement and the other Transaction Documents are and shall continue to be in full force and effect. This Amendment shall not have the effect of restating the representations and warranties contained in the Transaction Documents nor shall this Amendment have the effect of waiving or otherwise modifying such representations and warranties or any provisions relating thereto,

     Section 5. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

     Section 6. Effectiveness. This Amendment shall become effective as of the date first written above when counterparts of this Amendment shall have been accepted and agreed to by each of the parties hereto and the conditions precedent set forth in Section 2 hereof shall be satisfied.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this
31st day of October, 2002.

SPIEGEL CREDIT CORPORATION III, as Seller


By:  /s/ John R. Steele
   --------------------------------
   Name:  John R. Steele
   Title: Treasurer


FIRST CONSUMERS NATIONAL BANK


By:  /s/ John R. Steele
   --------------------------------
   Name:  John R. Steele
   Title: Treasurer


SPIEGEL CREDIT CARD MASTER NOTE TRUST
By: Deutsche Bank Trust Company Americas,
    not in its individual capacity but solely as Owner Trustee

By: /s/ Peter T. Becker
    ---------------------------------
    Name:  Peter T. Becker
    Title: Vice President

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